As filed with the Securities and Exchange Commission on October 14, 2003

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0374887 (I.R.S. Employer Identification Number)

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(Address of registrant’s principal executive offices)

THE DIAL CORPORATION FUTURE INVESTMENT PLAN

(Full title of the plan)

Christopher J. Littlefield
Senior Vice President, General Counsel and Secretary
The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(480) 754-3425
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $.01 per share (the “Common Stock”)	700,000	$21.635	$15,144,500	$1,226

(1)      Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also pertains to rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the “Rights”). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2)      Pursuant to Rule 457(c) and (h), estimated on the basis of the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on October 6, 2003.

Note:  Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to The Dial Corporation Future Investment Plan.

EXPLANATORY NOTE
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.4
EX-5
EX-23.1

EXPLANATORY NOTE

     This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant’s Future Investment Plan, which was formerly known as The Dial Corporation Capital Accumulation Plan.

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-10149, 333-46514, 333-85180) and all post-effective amendments thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.		Description of Exhibit

4.1	—	Restated Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Form 10.*

4.2	—	Bylaws of the Company filed as Exhibit 3(b) to the Form 10-Q for the quarter-ended July 4, 1998.*

4.3	—	Form of Rights Agreement between the Company and the Rights Agent named therein filed as Exhibit 4 to the Form 10.*

4.4	—	The Dial Corporation Future Investment Plan (As Amended and Restated Effective October 13, 2003).

5	—	Opinion of counsel as to the legality of obligations and securities offered under the Plan.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of counsel (included on Exhibit 5 hereto).

24	—	Power of Attorney (included on signature page of this Registration Statement).

*Incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on October 14, 2003.

THE DIAL CORPORATION

/s/ Herbert M. Baum

By:	Herbert M. Baum
Its:	Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Herbert M. Baum and Conrad A. Conrad and each of them as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 14, 2003.

Signature	Title	Date

/s/ Herbert M. Baum Herbert M. Baum	Chairman of the Board, President and Chief Executive Officer	October 14, 2003

/s/ Conrad A. Conrad Conrad A. Conrad	Executive Vice President and Chief Financial Officer (principal financial officer)	October 14, 2003

/s/ John F. Tierney John F. Tierney	Senior Vice President and Controller (principal accounting officer)	October 14, 2003

Signature	Title	Date

/s/ Joy A. Amundson Joy A. Amundson	Director	October 14, 2003

/s/ Joe T. Ford Joe T. Ford	Director	October 14, 2003

/s/ Thomas L. Gossage Thomas L. Gossage	Director	October 14, 2003

/s/ Donald E. Guinn Donald E. Guinn	Director	October 14, 2003

/s/ George J. Harad George J. Harad	Director	October 14, 2003

/s/ James E. Oesterreicher James E. Oesterreicher	Director	October 14, 2003

/s/ Michael T. Riordan Michael T. Riordan	Director	October 14, 2003

/s/ Barbara S. Thomas Barbara S. Thomas	Director	October 14, 2003

/s/ Salvador M. Villar Salvador M. Villar	Director	October 14, 2003

     Pursuant to the requirements of the Securities Act of 1933, the committee that administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on October 14, 2003.

/s/ Conrad A. Conrad	/s/ Bernhard J. Welle

Conrad A. Conrad	Bernhard J. Welle

/s/ Stephen L. Tooker	/s/ M. Margaret Banas

Stephen L. Tooker	M. Margaret Banas

/s/ Mary Jane Harris	/s/ Kim Kemper

Mary Jane Harris	Kim Kemper

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit

4.1	—	Restated Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Form 10.*

4.2	—	Bylaws of the Company filed as Exhibit 3(b) to the Form 10-Q for the quarter-ended July 4, 1998.*

4.3	—	Form of Rights Agreement between the Company and the Rights Agent named therein filed as Exhibit 4 to the Form 10.*

4.4	—	The Dial Corporation Future Investment Plan (As Amended and Restated Effective October 13, 2003).

5	—	Opinion of counsel as to the legality of obligations and securities offered under the Plan.

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of counsel (included on Exhibit 5 hereto).

24	—	Power of Attorney (included on signature page of this Registration Statement).

*Incorporated herein by reference.